Execution Version

THE CUSHING® ROYALTY & INCOME FUND

1,500,000 Common Shares

($0.001 par value per share)

AT-THE-MARKET EQUITY OFFERING SALES AGREEMENT

July 26, 2013

STIFEL, NICOLAUS & COMPANY, INCORPORATED

One South Street, 15th Floor

Baltimore, Maryland 21202

Ladies and Gentlemen:

The Cushing® Royalty & Income Fund, a Delaware statutory trust (the “Fund”) and non-diversified closed-end management investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”), proposes, subject to the terms and conditions stated herein, to issue and sell from time to time to or through Stifel, Nicolaus & Company, Incorporated (“Stifel Nicolaus”), as sales agent and/or principal (“Agent”), up to 1,500,000 common shares (the “Shares”) of beneficial interest, $0.001 par value per share, of the Fund (the “Common Shares”) on the terms set forth in Section 3 of this Sales Agreement (the “Agreement”). The Fund agrees that whenever it determines to sell Shares directly to the Agent as principal, it will enter into a separate agreement (each, a “Terms Agreement”) in substantially the form of Annex I hereto, relating to such sale in accordance with Section 4 of this Agreement.

Cushing® MLP Asset Management, LP, a Texas limited partnership (the “Investment Adviser”), acts as the Fund’s investment adviser pursuant to an Investment Management Agreement, dated July 27, 2011, between the Investment Adviser and the Fund (the “Investment Advisory Agreement”).

Section 1. Representations and Warranties of the Fund and the Investment Adviser. The Fund and the Investment Adviser, jointly and severally, represent and warrant to the Agent that as of the date of this Agreement, any applicable Registration Statement Amendment Date (as defined in Section 4 below), each Fund Periodic Report Date (as defined in Section 4 below), each Applicable Time (as defined in Section 1(a) below) and each Settlement Date (as defined in Section 3(h) below):

(a) Compliance with Registration Requirements. The Fund has filed with the Securities and Exchange Commission (the “Commission”) a registration statement under the Securities Act of 1933, as amended (the “1933 Act”), and the Investment Company Act of 1940, as amended (the “1940 Act”), on Form N-2 (File Nos. 333-187268 and 811-22593), in respect of the Fund’s Common Shares (including the Shares) (collectively, the “Securities”); such registration statement, and any post-effective amendment thereto, has become effective; and no stop order suspending the effectiveness of such registration statement or any part thereof has been issued and no proceeding for that purpose has, to the knowledge of the Fund, been initiated or threatened by the Commission (the base prospectus filed as part of such registration statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement, is hereinafter called the “Basic Prospectus”; the various parts of such registration statement, including all exhibits thereto and any prospectus supplement relating to the Shares that is filed with the Commission and deemed by virtue of Rule 430A to be part of such registration statement, each as amended at the time such part of the registration statement became effective, are hereinafter collectively called the “Registration Statement”; the prospectus supplement specifically relating to the Shares prepared and filed with the Commission pursuant to Rule 497 under the 1933 Act is hereinafter called the “Prospectus Supplement”; the Basic Prospectus, as amended and supplemented by the Prospectus Supplement, is hereinafter called the “Prospectus”; any reference herein to the Basic Prospectus, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein; any reference to any amendment or supplement to the Basic Prospectus, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Shares filed with the Commission pursuant to Rule 497 under the 1933 Act and any documents filed under the Securities Exchange Act of 1934, as amended (the “1934 Act”), and incorporated therein, in each case after the date of the Basic Prospectus, the Prospectus Supplement or the Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any financial statements or other information contained in an annual or semi-annual report of the Fund filed pursuant to Section 13(a) or 15(d) of the 1934 Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement.

No order preventing or suspending the use of the Basic Prospectus, the Prospectus Supplement or the Prospectus has been issued by the Commission, and the Basic Prospectus and the Prospectus Supplement, at the time of filing thereof, conformed in all material respects to the requirements of the 1933 Act and the rules and regulations of the Commission thereunder (the “1933 Act Regulations”) and the 1940 Act and the rules and regulations of the Commission thereunder (the “1940 Act Regulations”) and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

For purposes of this Agreement, the “Applicable Time” means, with respect to any Shares, the time of sale of such Shares pursuant to this Agreement. The Prospectus, as amended or supplemented through each Applicable Time and Settlement Date, will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(b) Independent Accountants. Ernst & Young LLP, who have certified certain financial statements of the Fund, are independent public accountants of the Fund as required by the 1933 Act and the 1933 Act Regulations.

(c) Financial Statements. The financial statements, together with related schedules and notes, included or incorporated by reference in the Registration Statement and the Prospectus, comply and will comply in all material respects with the requirements of the 1933

Act and present and will present fairly in all material respects, the consolidated financial position, results of operations and changes in financial position of the Fund on the basis stated in the Registration Statement and the Prospectus at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; and the selected financial data and the summary financial data included in the Prospectus present fairly, in all material respects, the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included or incorporated by reference in the Registration Statement.

(d) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement, and the Prospectus (1) there has not been any change in the capital stock or long-term debt of the Fund, (2) there has not been any material adverse change, or any development reasonably likely to result in a prospective material adverse change (other than changes resulting from changes in the securities markets generally), in or affecting the business affairs, business, management, financial position, shareholders’ equity or results of operations of the Fund, (3) there have been no transactions entered into by, and no obligations or liabilities, contingent or otherwise, incurred by the Fund, whether or not in the ordinary course of business, which are material to the Fund and (4) there has been no dividend or distribution of any kind declared, paid or made by the Fund on any class of its capital stock, in each case, other than (i) quarterly cash distributions to the holders of common shares made in the ordinary course or (ii) as set forth or contemplated in the Prospectus.

(e) Good Standing of the Fund. The Fund has been duly formed and has a legal existence as a statutory trust in good standing under the laws of the State of Delaware, with statutory trust power and authority to own, lease and operate its properties and conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement, and has been duly qualified as a foreign entity for the transaction of business and is in good standing under the laws of each jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure so to qualify or be in good standing would not have a material adverse effect on the Fund.

(f) Subsidiaries. The Fund has no subsidiaries.

(g) Capitalization. As of the Applicable Time, all of the issued and outstanding shares of capital stock of the Fund have been duly and validly authorized and issued, are fully paid and non-assessable and conform in all material respects to the descriptions thereof contained in the Prospectus; and none of the issued and outstanding shares of capital stock of the Fund are subject to any preemptive or similar rights.

(h) NYSE Listing. The Shares have been duly authorized for listing on the New York Stock Exchange (the “NYSE”) and the Fund’s registration statement on Form 8-A with respect to the Shares under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) has become effective.

(i) Authorization of Agreements. This Agreement and any Terms Agreement have been duly authorized by the Fund. This Agreement has been, and any Terms Agreement will be, duly executed and delivered by the Fund.

(j) Authorization and Description of Securities. The Shares to be issued and sold by the Fund to the purchasers thereof hereunder have been duly and validly authorized and, when issued and delivered to and paid for by the purchasers thereof in accordance with the terms of this Agreement or any Terms Agreement, will be duly and validly issued and fully paid and non-assessable and will conform in all material respects to the descriptions thereof contained in the Prospectus; and the issuance of such Shares is not subject to any preemptive or similar rights.

(k) Absence of Defaults and Conflicts. The Fund is not (1) in violation of its certificate of trust or agreement and declaration of trust (or other organization documents), (2) in violation of any law, ordinance, administrative or governmental rule or regulation applicable to the Fund, (3) in violation of any decree of any court or governmental agency or body having jurisdiction over the Fund, or (4) in default in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any agreement, indenture, lease or other instrument to which the Fund is a party or by which any of them or any of their respective properties may be bound, except, in the case of clauses (2), (3) and (4), where any such violation or default, individually or in the aggregate, would not have a material adverse effect on the general affairs, business, management, financial position, shareholders’ equity or results of operations of the Fund; and the execution, delivery and performance of this Agreement, the Investment Advisory Agreement, the Custody Agreement, dated February 21, 2012, as amended, between U.S. Bank, National Association (“Custodian”) and the Fund (the “Custodian Agreement”), the Transfer Agent Servicing Agreement, dated February 21, 2012, between U.S. Bancorp Fund Services, LLC (the “Transfer Agent”) and the Fund (the “Transfer Agency Agreement”), the Fund Administration Servicing Agreement, dated February 21, 2012, between U.S. Bancorp Fund Services LLC (the “Administrator”) and the Fund (the “Administration Agreement”), and the Fund Accounting Servicing Agreement, dated February 21, 2012, between U.S. Bancorp Fund Services, LLC (“Fund Accountant”) and the Fund (the “Accounting Agreement”) (this Agreement, the Investment Advisory Agreement, the Custodian Agreement, the Transfer Agency Agreement, the Administration Agreement and the Accounting Agreement being referred to herein collectively as the “Fundamental Agreements”) and the consummation of the transactions contemplated in the Fundamental Agreements, the Plan (as defined below) and in the Registration Statement (including the issuance and sale of the Shares and the use of the proceeds from the sale of the Shares as described in the Prospectus under the caption “Use of Proceeds”) and compliance by the Fund with its obligations thereunder have been duly authorized by all necessary action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Fund pursuant to, the Fundamental Agreements or the Plan (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not result in a material adverse effect on the Fund), nor will such action result in any violation of the provisions of the certificate of trust or agreement and declaration of trust of the Fund or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Fund or any of its assets, properties or operations (except for such violations that would not result in a material adverse effect on the Fund). As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Fund. Each Fundamental Agreement has been duly executed and delivered by the Fund, as of the dates noted therein, and each Fundamental Agreement complies with all applicable provisions of the 1940 Act in all material respects. The Fund has adopted the Dividend Reinvestment Plan described in the Prospectus (the “Plan”). Assuming due authorization, execution and delivery by the other parties thereto with respect to the Fundamental Agreements, each Fundamental Agreement constitutes a valid and binding agreement of the Fund, enforceable in accordance with its terms, except as affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing and except as rights to indemnification or contribution thereunder may be limited by federal or state laws; provided that the Fund makes no representation or warranty as to the effect of the representations and warranties expressed herein of (i) the compliance or noncompliance of any other party to any of the foregoing Fundamental Agreements with any state, federal or other laws or regulations applicable to them, (ii) the legal or regulatory status or the nature of the business of such party or (iii) the enforceability of any rights to indemnification or contribution that may be violative of public policy underlying any law, rule or regulation (regardless of whether enforceability is considered in a proceeding in equity or law).

(l) Absence of Proceedings. Other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Fund is a party or of which any property of the Fund is the subject which, individually or in the aggregate, could reasonably be expected to have a material adverse effect on the general affairs, business, management, financial position, shareholders’ equity or results of operations of the Fund, or would prevent or impair the consummation of the transactions contemplated by this Agreement, or which are required to be described in the Registration Statement or the Prospectus; and, to the Fund’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or others.

(m) Accuracy of Exhibits. There are no statutes, regulations, documents or contracts of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement which are not described or filed as required.

(n) Possession of Intellectual Property. The Fund owns or possesses, or can acquire on reasonable terms, all licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names, patents and patent rights (collectively “Intellectual Property”) material to carrying on its business as described in the Prospectus, provided that the Fund’s right to use the name “Cushing” is limited as set forth in Section 19 of the Investment Advisory Agreement. The Fund does not own any intellectual property concerning the name “Cushing.” The Fund has not received any correspondence relating to any Intellectual Property or notice of infringement of or conflict with asserted rights of others with respect to any Intellectual Property which would render any Intellectual Property invalid or inadequate to protect the interest of the Fund and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, individually or in the aggregate, could reasonably be expected to have a material adverse effect on the general affairs, business, management, financial position, shareholders’ equity or results of operations of the Fund.

(o) Absence of Further Requirements. The issue and sale of the Shares to be sold by the Fund hereunder, the execution of this Agreement or the Terms Agreement, if any, by the Fund and the compliance by the Fund with all of the provisions of this Agreement or the Terms Agreement, if any, and the consummation of the transactions herein contemplated will not conflict with or result in a breach or violation by the Fund of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Fund is a party or by which the Fund is bound or to which any of the property or assets of the Fund is subject, nor will such action result in any violation by the Fund of the provisions of the certificate of trust or agreement and declaration of trust (or other organization documents) of the Fund or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Fund or any of its properties, except in each case for any breach, violation or default which would not have a material adverse effect on the Fund; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required by the Fund for the issue and sale of the Shares to be sold by the Fund hereunder or the consummation by the Fund of the transactions contemplated by this Agreement or the Terms Agreement, if any, except the registration under the 1933 Act of the Shares and such consents, approvals, authorizations, registrations or qualifications as may be required under state or foreign securities or Blue Sky laws in connection with the purchase and distribution of the Shares or which the failure to obtain would not have a material adverse effect on the Fund.

(p) Possession of Licenses and Permits. The Fund possesses all permits, licenses, approvals, consents and other authorizations (collectively, “Permits”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the businesses now operated by it; the Fund is in compliance with the terms and conditions of all such Permits and all of the Permits are valid and in full force and effect, except, in each case, where the failure so to comply or where the invalidity of such Permits or the failure of such Permits to be in full force and effect, individually or in the aggregate, would not have a material adverse effect on the general affairs, business, management, financial position, shareholders’ equity or results of operations of the Fund; and the Fund has not received any notice of proceedings relating to the revocation or material modification of any such Permits.

(q) Title to Property. The Fund does not own real property. The Fund has good and marketable title to all personal property owned by it, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Fund; and any real property and buildings held under lease by the Fund are held under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Fund.

(r) Registration Rights. There are no persons with registration rights or other similar rights to have securities registered pursuant to the Registration Statement or otherwise registered by the Fund under the 1933 Act.

(s) Accounting Controls and Disclosure Controls. The Fund has made and kept books, records and accounts, which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the Fund. The Fund maintains a system of internal accounting controls sufficient to provide reasonable assurances that (1) transactions are executed in accordance with management’s general or specific authorization; (2) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (3) access to assets is permitted only in accordance with management’s general or specific authorization; and (4) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Since the date of the latest audited financial statements included or incorporated by reference in the Prospectus, (a) the Fund has not been advised of (1) any significant deficiencies in the design or operation of internal controls that could adversely affect the ability of the Fund to record, process, summarize and report financial data, or any material weaknesses in internal controls and (2) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls of the Fund, and (b) since that date, there has been no change in the Fund’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Fund’s internal control over financial reporting.

The Fund maintains disclosure controls and procedures (as such term is defined in Rule 30a-3 of the 1940 Act) that comply with the requirements of the 1940 Act; such disclosure controls and procedures are effective.

(t) No Commissions. The Fund is not a party to any contract, agreement or understanding with any person (other than as contemplated by this Agreement or any Terms Agreement) that would give rise to a valid claim against the Fund or the Agent for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares.

(u) Deemed Representation. Any certificate signed by any officer of the Fund delivered to the Agent or to counsel for the Agent pursuant to or in connection with this Agreement or any Terms Agreement shall be deemed a representation and warranty by the Fund to the Agent as to the matters covered thereby as of the date or dates indicated in such certificate.

(v) Payment of Taxes. All United States federal income tax returns of the Fund required by law to be filed have been filed and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except assessments against which appeals have been or will be promptly taken and as to which adequate reserves have been provided. The Fund has filed all other tax returns that are required to have been filed by it pursuant to applicable foreign, state, local or other law, except insofar as the failure to file such returns, individually or in the aggregate, would not result in a material adverse effect on the general affairs, business, management, financial position, shareholders’ equity or results of operations of the Fund, and has paid all taxes due pursuant to such returns or pursuant to any assessment received by the Fund, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided. The charges, accruals and reserves on the books of the Fund in respect of any income and trust tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined.

(w) Insurance. The Fund is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which it is engaged; the Fund has not been refused any insurance coverage sought or applied for; and the Fund has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a material adverse effect on the Fund.

(x) Statistical and Market-Related Data. The statistical and market and industry-related data included in the Prospectus are based on or derived from sources which the Fund believes to be reliable and accurate or represent the Fund’s good faith estimates that are made on the basis of data derived from such sources, and the Fund has obtained the written consent to the use of such data from such sources to the extent required.

(y) Foreign Corrupt Practices Act. Neither the Fund nor any trustee, officer or employee or, to the Fund’s knowledge, any agent or other person associated with or acting on behalf of the Fund (other than the Agent), has on behalf of the Fund (i) used any funds of the Fund for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from funds of the Fund, (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, or (iv) made any bribe, unlawful rebate, payoff, influence payment, kickback or other unlawful payment.

(z) OFAC. (i) Neither the Fund nor any trustee, officer or employee or, to the knowledge of the Fund, any agent, affiliate (as defined in Rule 405 under the 1933 Act) or representative thereof (other than any underwriter), is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is (A) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”) or other relevant sanctions authority (collectively, “Sanctions”), nor (B) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Burma/Myanmar, Cuba, Libya, Iran, North Korea, Sudan and Syria); (ii) the Fund represents and covenants that it will not, directly or indirectly, knowingly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to joint venture partner or other Person (y) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or (z) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise); and (iii) the Fund represents and covenants that it has not knowingly engaged in, is not now knowingly engaged in, and will not knowingly engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(aa) USA PATRIOT Act. The operations of the Fund are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (“USA PATRIOT Act”), and the applicable anti-money laundering statutes of jurisdictions where the Fund conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Fund with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Fund, threatened.

(bb) Registration. The Fund is duly registered with the Commission under the 1940 Act as a non-diversified, closed-end management investment company, and no order of suspension or revocation of such registration has been issued or to the Fund’s knowledge, proceedings therefor initiated or, threatened by the Commission.

(cc) Trustees and Officers. To the knowledge of the Fund, no person is serving or acting as an officer, trustee or investment adviser of the Fund except in accordance with the provisions of the 1940 Act and the rules and regulations of the Commission under the 1940 Act (the “1940 Act Rules and Regulations”) and the Investment Advisers Act of 1940, as amended (the “Advisers Act”), and the rules and regulations of the Commission promulgated under the Advisers Act (the “Advisers Act Rules and Regulations”). Except as disclosed in the Registration Statement and the Prospectus, to the Fund’s knowledge based on information provided to the Fund by the trustees of the Fund, no trustee of the Fund is an “Interested Person” (as defined in the 1940 Act) of the Fund or an “Affiliated Person” (as defined in the 1940 Act) of the Agent; for purposes of this Section 2(cc), the Fund and the Investment Adviser shall be entitled to rely on representations from such officers and trustees.

(dd) Fund Expenses. The information set forth in the Prospectus in the fee table contained in the section entitled “Summary of Fund Expenses” has been prepared in all material respects in accordance with the requirements of Form N-2, and interpretations thereunder, and to the extent estimated or projected, such estimates or projections comply in all material respects with the requirements of Form N-2 and are reasonably believed to be attainable and reasonably based.

(ee) Employee Benefit Plan. The Fund does not maintain, administer or contribution to any employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended.

Section 2. Representations and Warranties of the Investment Adviser. The Investment Adviser represents and warrants to the Agent that as of the date of this Agreement, any applicable Registration Statement Amendment Date, each Fund Periodic Report Date, each Applicable Time and each Settlement Date:

(a) Good Standing of the Investment Adviser. The Investment Adviser has been duly formed and is validly existing as a limited partnership in good standing under the laws of the

State of Texas, with power and authority (limited partnership and other) to own, lease and operate its properties and conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement, and has been duly qualified as a foreign limited partnership for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure so to qualify or be in good standing would not have a material adverse effect on the Investment Adviser.

(b) Registration. The Investment Adviser is duly registered and in good standing with the Commission as an investment adviser under the Advisers Act, and is not prohibited by the Advisers Act, the 1940 Act, or the rules and regulations of the Commission under such acts, from acting under the Investment Advisory Agreement for the Fund as contemplated by the Prospectus.

(c) Disclosure. The description of the Investment Adviser in the Registration Statement and the Prospectus (including any amendment or supplement thereto) complied and will comply in all material respects with the provisions of the 1940 Act, the 1933 Act, the Advisers Act, the 1940 Act Rules and Regulations and the Advisers Act Rules and Regulations and is true and correct and does not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(d) Financial Resources. The Investment Adviser has the financial resources available to it necessary for the performance, in all material respects, of its services and obligations as contemplated in the Prospectus, the Fundamental Agreements to which it is a party and the Plan.

(e) Fundamental Agreements. Each Fundamental Agreement to which the Investment Adviser is a party has been duly executed and delivered by the Investment Adviser, as of the date noted therein, and each such Fundamental Agreement complies with all applicable provisions of the 1940 Act, the 1933 Act Regulations, the Advisers Act and the Advisers Act Rules and Regulations in all material respects. Assuming due authorization, execution and delivery by the other parties thereto with respect to the Fundamental Agreements, each Fundamental Agreement to which the Investment Adviser is a party constitutes a valid and binding agreement of the Investment Adviser, enforceable in accordance with its terms, except as affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing and except as rights to indemnification or contribution thereunder may be limited by federal or state laws; provided further that the Investment Adviser makes no representation or warranty as to the effect of the representations and warranties expressed herein of (i) the compliance or noncompliance of any other party to any of the foregoing agreements with any state, federal or other laws or regulations applicable to them, (ii) the legal or regulatory status or the nature of the business of such party or (iii) the enforceability of any rights to indemnification or contribution that may be violative of public policy underlying any law, rule or regulation (regardless of whether enforceability is considered in a proceeding in equity or law).

(f) No Conflicts. Neither the execution and delivery of this Agreement or the Investment Advisory Agreement nor the performance by the Investment Adviser of its obligations hereunder or thereunder will violate the certificate of formation, limited partnership agreement and other organizational documents of the Investment Adviser, or conflict with, or result in a breach of any of the terms and provisions of, or constitute, a default under, (i) any agreement or instrument to which the Investment Adviser is a party or by which it is bound, or (ii) to the Investment Adviser’s knowledge, any law, order, decree, rule or regulation applicable to it of any jurisdiction, court, federal or state regulatory body, administrative agency or other governmental body, stock exchange or securities association having jurisdiction over the Investment Adviser or its properties or operations other than any conflict, breach or default that would not, individually or in the aggregate, reasonably be expected to result in a material adverse effect on the Investment Adviser; and no consent, approval, authorization or order of any court or governmental authority or agency is required for the consummation by the Investment Adviser of the transactions contemplated by this Agreement or the Investment Advisory Agreement, except as have been obtained or will be obtained prior to the Settlement Date or may be required under the 1940 Act, the 1933 Act, the Advisers Act, the 1934 Act, the 1933 Act Regulations or state securities laws.

(g) No Violation. The Investment Adviser is not (1) in violation of its certificate of formation or limited partnership agreement (or other organizational documents), (2) in violation of any law, ordinance, administrative or governmental rule or regulation applicable to the Investment Adviser, (3) in violation of any decree of any court or governmental agency or body having jurisdiction over the Investment Adviser, or (4) in default in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any agreement, indenture, lease or other instrument to which the Investment Adviser is a party or by which it or any of its properties may be bound, except, in the case of clauses (2), (3) and (4), where any such violation or default, individually or in the aggregate, would not have a material adverse effect on the general affairs, business, prospects, management, financial position, shareholders’ equity or results of operations of the Investment Adviser.

(h) No Material Adverse Change. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any material adverse change, or any development involving a prospective material adverse change, on the ability of the Investment Adviser to perform its respective obligations under this Agreement and the Investment Advisory Agreement.

(i) Legal Proceedings. Other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Investment Adviser is a party or of which any property of the Investment Adviser is the subject which, if determined adversely to the Investment Adviser, individually or in the aggregate, could reasonably be expected to have a material adverse effect on the general affairs, business, prospects, management, financial position, partners’ equity or results of operations of the Investment Adviser, or would prevent or impair the consummation of the transactions contemplated by this Agreement, or which are required to be described in the Registration Statement or the Prospectus and are not so described; and, to the best of the Investment Adviser’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or others.

Section 3. Sale and Delivery of Shares.

(a) Subject to the terms and conditions set forth herein, the Fund agrees to issue and sell exclusively through the Agent acting as sales agent or directly to the Agent acting as principal from time to time, and the Agent agrees to use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of the NYSE, to sell as sales agent for the Fund, the Shares. Sales of the Shares, if any, through the Agent acting as sales agent or directly to the Agent acting as principal will be made by means of ordinary brokers’ transactions on the NYSE, in privately negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices.

(b) The Shares are to be sold on a daily basis, or otherwise as shall be agreed to by the Fund and the Agent, on each Trading Day that the Fund has satisfied its obligations under Section 6 of this Agreement and has instructed the Agent to make such sales. For the avoidance of doubt, the foregoing limitation shall not apply to sales solely to employees or security holders of the Fund, or to a trustee or other person acquiring such securities for the accounts of such persons in which Stifel Nicolaus is acting for the Fund in a capacity other than as Agent under this Agreement. On any Trading Day, the Fund may instruct the Agent by telephone (confirmed promptly by telecopy or email, which confirmation will be promptly acknowledged by the Agent) as to the maximum number of Shares to be sold by the Agent on such day (in any event not in excess of the number available for issuance under the Prospectus and the currently effective Registration Statement) and the minimum price per Share at which such Shares may be sold. The parties hereto acknowledge that the Fund is registered under the 1940 Act as a closed-end management investment company and is subject to Section 23(b) of the 1940 Act which prohibits sales of any Shares at a price below the current net asset value of the Shares, exclusive of any distributing commission or discount (which net asset value shall be determined as of a time within forty-eight hours, excluding Sundays and holidays, next preceding the time of such determination). In this connection, on each Trading Day for which the Fund has instructed the Agent to make sales, the Fund shall specify the effective minimum daily price below which the Shares may not be sold by the Agent on such Trading Day by 9 a.m. Eastern Time on such Trading Day, based upon the then current net asset value for the Common Shares. Subject to the terms and conditions hereof, the Agent shall use its commercially reasonable efforts to sell as sales agent all of the Shares so designated by the Fund. The Fund and the Agent each acknowledge and agree that (A) there can be no assurance that the Agent will be successful in selling the Shares, (B) the Agent will incur no liability or obligation to the Fund or any other person or entity if the Agent does not sell Shares for any reason other than a failure by the Agent to use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of the NYSE, to sell such Shares as required by this Agreement, and (C) the Agent shall be under no obligation to purchase Shares on a principal basis except as otherwise specifically agreed by each of the Agent and the Fund pursuant to a Terms Agreement. In the event of a conflict between the terms of this Agreement and the terms of a Terms Agreement, the terms of such Terms Agreement will control. For the purposes hereof, “Trading Day” means any day on which Common Shares are purchased and sold on the principal exchange or market on which the Common Shares are listed or quoted.

(c) Notwithstanding the foregoing, the Fund shall not authorize the issuance and sale of, and the Agent as sales agent shall not be obligated to use its commercially reasonable efforts to sell, any Shares (i) at a price lower than the minimum price therefor authorized from time to time, or (ii) in a number in excess of the number of Shares authorized from time to time to be issued and sold under this Agreement, in each case, by the Fund’s board of trustees, or a duly authorized committee thereof, and notified to the Agent in writing. In addition, the Fund or the Agent may, upon notice to the other party, suspend the offering of the Shares with respect to which the Agent is acting as sales agent for any reason and at any time; provided, however, that such suspension or termination shall not affect or impair the parties’ respective obligations with respect to the Shares sold hereunder prior to the receipt of such notice. Any notice given pursuant to the preceding sentence may be given by telephone (confirmed promptly by telecopy or email, which confirmation will be promptly acknowledged).

(d) The gross sales price of any Shares sold pursuant to this Agreement by the Agent acting as sales agent of the Fund shall be the market price prevailing at the time of sale for shares of the Fund’s Common Shares sold by the Agent on the NYSE or otherwise, at prices relating to prevailing market prices or at negotiated prices. The compensation payable to the Agent for sales of Shares with respect to which the Agent acts as sales agent shall be 2% of the gross sales price of the Shares for amounts of Shares sold pursuant to this Agreement. The Fund may sell Shares to the Agent, acting as principal, at a price agreed upon with the Agent at the relevant Applicable Time and pursuant to a separate Terms Agreement. The remaining proceeds, after further deduction for any transaction fees imposed by any governmental, regulatory or self-regulatory organization in respect of such sales, shall constitute the net proceeds to the Fund for such Shares (the “Net Proceeds”). The Agent shall notify the Fund as promptly as practicable if any deduction referenced in the preceding sentence will be required.

(e) If acting as a sales agent hereunder, the Agent shall provide written confirmation to the Fund following the close of trading on the NYSE, each day in which Shares are sold under this Agreement setting forth the number of Shares sold on such day, the aggregate gross sales proceeds of the Shares, the Net Proceeds to the Fund and the compensation payable by the Fund to such Agent with respect to such sales.

(f) Under no circumstances shall the aggregate offering price or number, as the case may be, of Shares sold pursuant to this Agreement and any Terms Agreement exceed the aggregate offering price or number, as the case may be, of Common Shares (i) set forth in the preamble paragraph of this Agreement, (ii) available for issuance under the Prospectus and the then currently effective Registration Statement or (iii) authorized from time to time to be issued and sold under this Agreement or any Terms Agreement by the Fund’s board of trustees, or a duly authorized committee thereof, and notified to the Agent in writing. In addition, under no circumstances shall any Shares with respect to which the Agent acts as sales agent be sold at a price lower than the minimum price therefor authorized from time to time by the Fund’s board of trustees, or a duly authorized committee thereof, and notified to the Agent in writing.

(g) Settlement for sales of Shares pursuant to this Section 3 will occur on the third (3rd) business day that is also a Trading Day following the trade date on which such sales are made, unless another date shall be agreed to by the Fund and the Agent (each such day, a “Settlement Date”). On each Settlement Date, the Shares sold through the Agent for settlement on such date shall be delivered by the Fund to the Agent against payment of the Net Proceeds from the sale of such Shares. Settlement for all Shares shall be effected by book-entry delivery of Shares to the Agent’s account at The Depository Trust Company against payments by the Agent of the Net Proceeds from the sale of such Shares in same day funds delivered to an account designated by the Fund. If the Fund shall default on its obligation to deliver Shares on any Settlement Date, the Fund shall (i) indemnify and hold the Agent harmless against any loss, claim or damage arising from or as a result of such default by the Fund and (ii) pay the Agent any commission to which it would otherwise be entitled absent such default.

(h) Notwithstanding any other provision of this Agreement, the Fund and the Agent agree that no sales of Shares shall take place, and the Fund shall not request the sale of any Shares that would be sold, and the Agent shall not be obligated to sell, during any period in which the Fund’s insider trading policy, as it exists on the date of the Agreement, would prohibit the purchases or sales of the Fund’s Common Shares by its officers or trustees, or during any other period in which the Fund is, or could be deemed to be, in possession of material non-public information.

(i) At each Applicable Time, Settlement Date, Registration Amendment Date and Fund Periodic Report Date, the Fund shall be deemed to have affirmed each representation and warranty contained in this Agreement. Any obligation of the Agent to use its commercially reasonable efforts to sell the Shares on behalf of the Fund as sales agent shall be subject to the continuing accuracy of the representations and warranties of the Fund herein, to the performance by the Fund of its obligations hereunder and to the continuing satisfaction of the additional conditions specified in Section 6 of this Agreement.

(j) The Agent covenants that it will comply with any applicable prospectus delivery requirements imposed under applicable federal and state securities laws.

Section 4. Covenants. The Fund and the Investment Adviser jointly and severally agree with the Agent:

(a) During any period when the delivery of a prospectus is required in connection with the offering or sale of Shares (whether physically or through compliance with Rule 153), (i) to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to any Settlement Date which shall be disapproved by the Agent promptly after reasonable notice thereof and to advise the Agent, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish the Agent with copies thereof, (ii) to file promptly all reports and any definitive proxy or information statements required to be filed by the Fund with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act, (iii) to advise the Agent, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Prospectus or other prospectus in respect of the Shares, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of an order pursuant to Section 8(e) of the 1940 Act, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the form of the Registration Statement or the Prospectus or for additional information, and (iv) in the event of the issuance of any such stop order or of any such order preventing or suspending the use of the Prospectus in respect of the Shares or suspending any such qualification, to promptly use its commercially reasonable efforts to obtain the withdrawal of such order; and in the event of any such issuance of a notice of objection, promptly to take such reasonable steps as may be necessary to permit offers and sales of the Shares by the Agent, which may include, without limitation, amending the Registration Statement or filing a new registration statement, at the Fund’s expense (references herein to the Registration Statement shall include any such amendment or new registration statement).

(b) The Fund will use its commercially reasonable efforts to qualify the Shares for offering and sale under the securities laws of such jurisdictions as the Agent may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the sale of the Shares, provided that in connection therewith the Fund shall not be required to qualify as a foreign trust or to file a general consent to service of process in any jurisdiction; and to promptly advise the Agent of the receipt by the Fund of any notification with respect to the suspension of the qualification of the Shares for offer or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

(c) During any period when the delivery of a prospectus is required (whether physically or through compliance with Rule 153 under the 1933 Act Regulations) in connection with the offering or sale of Shares, the Fund will make available to the Agent, as soon as practicable after the execution of this Agreement, and thereafter from time to time furnish to the Agent, copies of the most recent Prospectus in such quantities and at such locations as the Agent may reasonably request for the purposes contemplated by the 1940 Act and 1933 Act. During any period when the delivery of a prospectus is required (whether physically or through compliance with Rule 153 under the 1933 Act Regulations) in connection with the offering or sale of Shares, and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the 1934 Act any document incorporated by reference in the Prospectus in order to comply with the 1940 Act, the 1933 Act or the 1934 Act, to notify the Agent and to file such document and to prepare and furnish without charge to the Agent as many written and electronic copies as the Agent may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance.

(d) To make generally available to its securityholders as soon as practicable, but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c)), an earnings statement of the Fund and its Subsidiaries (which need not be audited) complying with Section 11(a) of the 1933 Act and the rules and regulations of the Commission thereunder (including, at the option of the Fund, Rule 158).

(e) To use the Net Proceeds received by it from the sale of the Shares pursuant to this Agreement and any Terms Agreement in the manner specified in the Prospectus.

(f) In connection with the offering and sale of the Shares, the Fund will use its commercially reasonable efforts to file with the NYSE all documents and notices, and make all certifications, required by the NYSE of companies that have securities that are listed or quoted on the NYSE and will maintain such listings or quotations.

(g) The Fund and the Investment Adviser will not take, directly or indirectly, and will cause their affiliates to refrain from taking, any action designed to cause or result in the manipulation of the price of any security of the Fund to facilitate the sale of Shares in violation of the 1940 Act, the 1933 Act and the applicable 1933 Act Regulations, or the securities or Blue Sky laws of the various states and foreign jurisdictions in connection with the offer and sale of Shares.

(h) At each Applicable Time, each Settlement Date, each Registration Statement Amendment Date (as defined below) and each date on which Shares are delivered to the Agent pursuant to a Terms Agreement, the Fund and the Investment Adviser shall be deemed to have affirmed each representation, warranty, covenant and other agreement contained in this Agreement or any Terms Agreement. In each Prospectus, the Fund shall set forth the number of Shares sold through the Agent under this Agreement or any Terms Agreement and the Net Proceeds received by the Fund with respect to sales of Shares pursuant to this Agreement or any Terms Agreement.

(i) Upon commencement of the offering of Shares under this Agreement and each time the Shares are delivered to the Agent as principal on a Settlement Date and promptly after (i) each date the Registration Statement or the Prospectus shall be amended or supplemented (such date, in the case of an amendment to the Registration Statement that must be declared effective by the Commission, being the date of effectiveness thereof) (other than (1) by an amendment or supplement providing solely for the determination of the terms of the Shares, (2) in connection with the filing of a prospectus supplement that contains solely the information set forth in Section 4(h) or (3) by a prospectus supplement relating to the offering of other securities (including, without limitation, other Common Shares)) (each such date, a “Registration Statement Amendment Date”) and (ii) each date that the Fund files an annual, semi-annual or quarterly report on Form N-CSR or N-CSRS with the Commission (each such date, a “Fund Periodic Report Date”), the Fund will furnish or cause to be furnished forthwith to the Agent a certificate dated the date of effectiveness of such amendment or the date of filing with the Commission of such supplement, as the case may be, in a form reasonably satisfactory to the Agent to the effect that the statements contained in the certificate referred to in Section 6(f) of this Agreement which were last furnished to the Agent are true and correct at the time of such amendment, supplement or filing, as the case may be, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such time) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in said Section 6(f), but modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certificate. As used in this paragraph, to the extent there shall be an Applicable Time on or following the Registration Statement Amendment Date or Fund Periodic Report Date, promptly shall be deemed to be on or prior to the next succeeding Applicable Time.

(j) Upon commencement of the offering of Shares under this Agreement and each time the Shares are delivered to the Agent as principal on a Settlement Date, the Fund will furnish or cause to be furnished to the Agent the written opinion of Fund counsel and Investment Adviser counsel of the same tenor as the opinions and letters referred to in Sections 6(c) and 6(d) of this Agreement, but modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion or, in lieu of such opinion, counsel last furnishing such letter to the Agent shall furnish such Agent with a letter substantially to the effect that the Agent may rely on such last opinion and letter to the same extent as though each were dated the date of such letter authorizing reliance (except that statements in such last letter shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such letter authorizing reliance).

(k) Upon commencement of the offering of Shares under this Agreement and each time the Shares are delivered to the Agent as principal on a Settlement Date and promptly after each Registration Statement Amendment Date, the Fund will furnish or cause to be furnished to the Agent the letter of Fund counsel, dated the date of effectiveness of such amendment or the date of filing with the Commission of such supplement or other document, as the case may be, of the same tenor as the opinions and letters referred to in Sections 6(e) of this Agreement, but modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such letter or, in lieu of such letter, counsel last furnishing such letter to the Agent shall furnish such Agent with a letter substantially to the effect that the Agent may rely on such last letter to the same extent as though it were dated the date of such letter authorizing reliance (except that statements in such last letter shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented, or to the document incorporate by reference into the Prospectus, to the time of delivery of such letter authorizing reliance). As used in this paragraph, to the extent there shall be an Applicable Time on or following the Registration Statement Amendment Date, promptly shall be deemed to be on or prior to the next succeeding Applicable Time.

(l) Upon commencement of the offering of Shares under this Agreement and each time the Shares are delivered to the Agent as principal on a Settlement Date and promptly after each Registration Statement Amendment Date, the Fund will cause Ernst & Young LLP, or other independent accountants reasonably satisfactory to the Agent, to furnish to the Agent a letter, dated the date of effectiveness of such amendment or the date of filing of such supplement or other document with the Commission, as the case may be, in form reasonably satisfactory to the Agent and its counsel, of the same tenor as the letter referred to in Section 6(f) hereof, but modified as necessary to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter. As used in this paragraph, to the extent there shall be an Applicable Time on or following the Registration Statement Amendment Date, promptly shall be deemed to be on or prior to the next succeeding Applicable Time.

(m) The Fund consents to Stifel Nicolaus trading in the Fund’s Common Shares for Stifel Nicolaus’ own account and for the account of its clients at the same time as sales of Shares occur pursuant to this Agreement or any Terms Agreement.

(n) The Fund will cooperate timely with any reasonable due diligence review conducted by the Agent or its counsel from time to time in connection with the transactions contemplated hereby or in any Terms Agreement, including, without limitation, and upon reasonable notice providing information and making available documents and appropriate officers, during regular business hours and at the Fund’s principal offices, as the Agent may reasonably request.

(o) The Fund will not, without (i) giving the Agent at least five business days’ prior written notice specifying the nature of the proposed sale and the date of such proposed sale and (ii) the Agent suspending activity under this program for such period of time as requested by the Fund or as deemed appropriate by the Agent in light of the proposed sale, (A) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, lend or otherwise transfer or dispose of, directly or indirectly, any Common Shares or securities convertible into or exchangeable or exercisable for or repayable with Common Shares, or file any registration statement under the 1940 Act with respect to any of the foregoing (other than a shelf registration statement under the 1940 Act or post-effective amendment to the Registration Statement) or (B) enter into any swap or other agreement or any transaction that transfers in whole or in part, directly or indirectly, any of the economic consequence of ownership of the Common Shares, or any securities convertible into or exchangeable or exercisable for or repayable with Common Shares, whether any such swap or transaction described in clause (A) or (B) above is to be settled by delivery of Common Shares or such other securities, in cash or otherwise. The foregoing sentence shall not apply to the Shares to be offered and sold through the Agent pursuant to this Agreement or any Terms Agreement.

Section 5. Payment of Expenses.

(a) The Fund and the Investment Adviser, jointly and severally, covenant and agree with the Agent that the Fund and the Investment Adviser will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Fund’s counsel and accountants in connection with the registration of the Shares under the 1933 Act and the 1940 Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, the Basic Prospectus, the Prospectus Supplement and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Agent; (ii) the cost of printing or producing this Agreement or any Terms Agreement, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses, if any, in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 3(b) hereof, including the reasonable fees and disbursements of counsel for the Agent in connection with such qualification; (iv) any filing fees incident to, and the reasonable fees and disbursements of counsel for the Agent (in an amount not to exceed $15,000) in connection with, any required review by the Financial Industry Regulatory Authority, Inc. (“FINRA”) of the terms of the sale of the Shares; (v) all fees and expenses in connection with listing or quoting the Shares on the NYSE; (vi) the cost of preparing the Shares; (vii) the costs and charges of any transfer agent or registrar or any dividend distribution agent; and (viii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, and Section 7 hereof, the Agent will pay all of its own costs and expenses, including the fees of its counsel, transfer taxes on resale of any of the Shares by it, and any advertising expenses connected with any offers it may make.

(b) If Shares having an aggregate offering price of at least $3,750,000 have not been offered and sold under this Agreement by the first anniversary of the date of this Agreement (or such earlier date on which the Fund terminates this Agreement), the Fund shall reimburse the Agent for all of its reasonable out of pocket expenses, including the reasonable fees and disbursements of a single counsel for the Agent incurred by the Agent in connection with the offering contemplated by this Agreement.

Section 6. Conditions of Agent’s Obligation. The obligations of the Agent hereunder shall be subject, in its discretion, to the condition that all representations and warranties and other statements of the Fund and the Investment Adviser herein or in certificates of any officer of the Fund or the Investment Adviser delivered pursuant to the provisions hereof are true and correct as of the time of the execution of this Agreement, the date of any executed Terms Agreement and as of each Registration Statement Amendment Date, Fund Periodic Report Date, Applicable Time and Settlement Date, to the condition that the Fund shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a) The Prospectus shall have been filed with the Commission pursuant to Rule 497 under the 1933 Act on or prior to the date hereof; no stop order suspending the effectiveness of the Registration Statement or any part thereof or the Prospectus or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission or any state securities commission; and all requests for additional information on the part of the Commission shall have been complied with to the reasonable satisfaction of the Agent.

(b) On every date specified in Section 4(k) hereof and on such other dates as reasonably requested by Agent, Andrews Kurth LLP, counsel for the Agent, shall have furnished to the Agent such written opinion or opinions, dated as of such date, with respect to such matters as the Agent may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters.

(c) On every date specified in Section 4(j) hereof, Skadden, Arps, Slate, Meagher & Flom, LLP, counsel for the Fund, shall have furnished to the Agent a written opinion, dated as of such date, substantially in the form of Schedule B.

(d) On every date specified in Section 4(j) hereof, the general counsel of the Investment Adviser, shall have furnished to the Agent a written opinion, dated as of such date, substantially in the form of Schedule C.

(e) On every date specified in Section 4(k) hereof, Skadden, Arps, Slate, Meagher & Flom, LLP, counsel for the Fund, shall have furnished to the Agent a letter, dated as of such date, substantially in the form of Schedule D.

(f) On every date specified in Section 4(l) hereof, the independent accountants of the Fund who have certified the financial statements of the Fund included or incorporated by reference in the Registration Statement and the Prospectus shall have furnished to the Agent a letter dated as of the date of delivery thereof and addressed to the Agent in form and substance reasonably satisfactory to the Agent and its counsel, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements of the Fund and its Subsidiaries included or incorporated by reference in the Registration Statement and the Prospectus.

(g) Upon commencement of the offering of Shares under this Agreement and on such other dates as reasonably requested by Agent, the Fund will furnish or cause to be furnished promptly to the Agent a certificate of an officer in a form satisfactory to the Agent stating the maximum number of Shares that may be issued and sold pursuant to this Agreement or, alternatively, maximum gross proceeds from such sales, as authorized from time to time by the Fund’s board of trustees or a duly authorized committee thereof or, in connection with any amendment, revision or modification of such minimum price or maximum Share number or amount, a new certificate with respect thereto.

(h) On each date specified in Section 4(i), the Agent shall have received a certificate of two executive officers of the Fund, one of whom shall be the Chief Financial Officer, Chief Accounting Officer, Treasurer, or Executive Vice President in the area of capital markets and investments, dated as of the date thereof, to the effect that (A) there has been no material adverse effect on the Fund since the date as of which information is given in the Prospectus as then amended or supplemented, (B) the representations and warranties in Section 1 hereof are true and correct as of such date and (C) the Fund has complied with all of the agreements entered into in connection with the transaction contemplated herein and satisfied all conditions on its part to be performed or satisfied.

(i) On each date specified in Section 4(i), the Agent shall have received a certificate of two executive officers of the Investment Adviser, one of whom shall be the Chief Financial Officer, Chief Accounting Officer, Treasurer, or Executive Vice President in the area of capital markets and investments, dated as of the date thereof, to the effect that (A) there has been no material adverse effect on the Investment Adviser since the date as of which information is given in the Prospectus as then amended or supplemented, the representations and warranties in Section 2 hereof are true and correct as of such date and the Investment Adviser has complied with all of the agreements entered into in connection with the transaction contemplated herein and satisfied all conditions on its part to be performed or satisfied.

(j) On each date specified in Section 4(j), the Agent shall have received a certificate from a duly authorized officer of the Custodian, certifying that the Custodian Agreement is in full force and effect and is a valid and binding agreement of the Custodian.

(k) On each date specified in Section 4(j), the Agent shall have received a certificate from a duly authorized officer of the Administrator certifying that the Administration Agreement is in full force and effect and is a valid and binding agreement of the Administrator.

(l) Since the date of the latest audited financial statements then included or incorporated by reference in the Prospectus, no material adverse effect on the Fund shall have occurred.

(m) On such dates as reasonably requested by the Agent, the Fund and the Investment Adviser shall have conducted due diligence sessions, in form and substance satisfactory to the Agent.

(n) All filings with the Commission required by Rule 497 to have been filed by each Applicable Time or related Settlement Date shall have been made within the applicable time period prescribed for such filing by Rule 497.

(o) The Shares shall have been approved for listing on the NYSE prior to the first Settlement Date.

(p) On each date specified in Section 4(i), the Fund and the Investment Adviser shall have furnished to the Agent such further information, documents or certificates as the Agent may reasonably request.

Section 7. Indemnification.

(a) The Fund and the Investment Adviser, jointly and severally, agree to indemnify and hold harmless the Agent, each person, if any, who controls the Agent within the meaning of Section 15 of the 1933 Act or Section 20(a) of the 1934 Act, each affiliate of the Agent within the meaning of Rule 405 under the 1933 Act who has, or who is alleged to have, participated in the distribution of the Shares as an underwriter, and each agent of the Agent from and against any and all losses, liabilities, claims, damages and expenses whatsoever as incurred (including without limitation, reasonable attorneys’ fees and any and all reasonable expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the 1933 Act, the 1934 Act, the 1940 Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any post-effective amendment thereof, the Prospectus or in any supplement thereto or amendment thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of the Prospectus, in light of the circumstances in which they were made); provided, however, that the Fund and the Investment Adviser will not be liable in any such case to the extent that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, or any post-effective amendment thereof, the Prospectus or in any supplement thereto or amendment thereof in reliance upon and in strict conformity with written information furnished to the Fund by or on behalf of the Agent expressly for use therein.

(b) The Agent agrees to indemnify and hold harmless the Fund, the Investment Adviser, each of the trustees of the Fund and the Investment Adviser, each of the officers of the

Fund who shall have signed the Registration Statement, and each other person, if any, who controls the Fund or the Investment Adviser within the meaning of Section 15 of the 1933 Act or Section 20(a) of the 1934 Act, against any losses, liabilities, claims, damages and expenses whatsoever as incurred (including without limitation, reasonable attorneys’ fees and any and all reasonable expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the 1933 Act, the 1934 Act, the 1940 Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any post-effective amendment thereof, or the Prospectus or in any supplement thereto or amendment thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in strict conformity with written information furnished to the Fund by or on behalf of the Agent expressly for use therein.

(c) Promptly after receipt by an indemnified party under Section 7(a)or 7(b) of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such Section, notify each party against whom indemnification is to be sought in writing of the commencement thereof (but the failure so to notify an indemnifying party shall not relieve it from any liability which it may have under this Section 7). In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and jointly with any other indemnifying party similarly notified, to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnified party). Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by one of the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to have charge of the defense of such action within a reasonable time after notice of commencement of the action, or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the indemnifying parties. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, which counsel, in the event of indemnified parties under Section 7(a), shall be selected by the Agent. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent (which may not be unreasonably withheld), but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the third and fourth sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days prior written notice of its intention to settle. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d) If the indemnification provided for in this Section 7 is unavailable to or insufficient to hold harmless an indemnified party under Section 7(a) or 7(c) in respect of any losses, liabilities, claims, damages or expenses (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, liabilities, claims, damages or expenses (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Fund and the Investment Adviser on the one hand and the Agent on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Fund and the Investment Adviser on the one hand and the Agent on the other in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Fund and the Investment Adviser on the one hand and the Agent on the other from the placement of the Shares shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Fund and the Investment Adviser bear to the total commissions received by the Agent, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Fund or the Investment Adviser on the one hand or the Agent on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Fund, the Investment Adviser and the Agent agree that it would not be just and equitable if contributions pursuant to this Section 7(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7(d). The amount paid or payable by an indemnified party as a result of the losses, liabilities, claims, damages or expenses (or actions in respect thereof) referred to above in this Section 7(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7(d), the Agent shall not be required to contribute any amount in excess of the amount by which the total compensation received by the Agent with respect to sales of the Shares sold by it to the public exceeds the amount of any damages which the Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e) The obligations of the parties to this Agreements contained in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f) Notwithstanding any other provisions in this Section 7, no party shall be entitled to indemnification or contribution under this Agreement in violation of Section 17(j) of the 1940 Act.

Section 8. Representations, Warranties and Agreements to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Fund or its officers, of the Investment Adviser or its officers and of the Agent set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of the Agent, the Fund, the Investment Adviser or any of their respective representatives, officers or trustees or any controlling person, and will survive delivery of and payment for the Shares.

Section 9. No Advisory or Fiduciary Relationship. Each of the Fund and the Investment Adviser acknowledges and agrees that (i) the Agent is acting solely in the capacity of an arm’s length contractual counterparty to the Fund and the Investment Adviser with respect to the offering of Shares contemplated hereby (including in connection with determining the terms of such offering) and (ii) the Agent has not assumed an advisory or fiduciary responsibility in favor of the Fund or the Investment Adviser with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether the Agent has advised or is currently advising the Fund or the Investment Adviser on other matters) or any other obligation to the Fund or the Investment Adviser except the obligations expressly set forth in this Agreement and (iii) the Fund and the Investment Adviser have consulted their own legal and financial advisors to the extent they deemed appropriate. Each of the Fund and the Investment Adviser agrees that it will not claim that the Agent has rendered advisory services of any nature or respect, or owe a fiduciary or similar duty to the Fund or the Investment Adviser, in connection with such transaction or the process leading thereto.

Section 10. Termination.

(a) The Fund shall have the right, by giving written notice as hereinafter specified, to terminate this Agreement in its sole discretion at any time. Any such termination shall be without liability of any party to any other party, except that (i) with respect to any pending sale through the Agent for the Fund, the obligations of the Fund and the Investment Adviser, including in respect of compensation of the Agent, shall remain in full force and effect notwithstanding such termination; and (ii) the provisions of Section 1, Section 5(b), Section 7 and Section 8 of this Agreement shall remain in full force and effect notwithstanding such termination.

(b) The Agent shall have the right, by giving written notice as hereinafter specified, to terminate this Agreement in its sole discretion at any time. Any such termination shall be without liability of any party to any other party except that the provisions of Section 1, Section 5(b), Section 7 and Section 8 of this Agreement shall remain in full force and effect notwithstanding such termination.

(c) This Agreement shall remain in full force and effect until and unless terminated pursuant to Section 10(a) or (b) above or otherwise by mutual agreement of the parties; provided that any such termination by mutual agreement or pursuant to this clause (c) shall in all cases be deemed to provide that Section 1, Section 5(b), Section 7 and Section 8 of this Agreement shall remain in full force and effect.

(d) Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that such termination shall not be effective until the close of business on the date of receipt of such notice by the Agent or the Fund, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Shares, such sale shall settle in accordance with the provisions of Section 3(h) hereof.

(e) In the case of any purchase by the Agent pursuant to a Terms Agreement, the Agent may terminate this Agreement, at any time at or prior to the Settlement Date (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse effect on the Fund, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Agent, impracticable or inadvisable to market the Shares or to enforce contracts for the sale of Shares, or (iii) if trading in any securities of the Fund has been suspended or materially limited by the Commission or the NYSE, or if trading generally on the NYSE, NYSE MKT, NASDAQ Global Select Market or the NASDAQ Global Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, FINRA or any other governmental authority, or (iv) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (v) if a banking moratorium has been declared by either Federal or New York authorities.

Section 11. Notices. All statements, requests, notices and agreements hereunder shall be in writing, and if to Stifel Nicolaus shall be delivered or sent by mail, telex or facsimile transmission to:

Stifel, Nicolaus & Company, Incorporated

One South Street, 15th Floor

Baltimore, Maryland 21202

Fax No. (443) 224-1273

Attention: Syndicate Department

and if to the Fund to:

The Cushing® Royalty & Income Fund

8117 Preston Road, Suite 440

Dallas, Texas 75225

Attention: Jerry Swank, Chairman and Chief Executive Officer.

and if to the Investment Adviser to:

Cushing® MLP Asset Management, LP

8117 Preston Road, Suite 440

Dallas, Texas 75225

Attention: Jerry Swank, Managing Partner.

Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

Section 12. Parties. This Agreement shall be binding upon, and inure solely to the benefit of, the Agent, the Fund and the Investment Adviser and, to the extent provided in Sections 7 and 8 hereof, the officers, trustees, employees, attorneys and agents of the Fund, the Investment Adviser and the Agent and each person who controls the Fund, the Investment Adviser or the Agent, and their respective heirs, executors, administrators, successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person, firm or corporation any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. No purchaser of Shares through the Agent shall be deemed a successor or assign by reason merely of such purchase.

Section 13. Time of the Essence. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

Section 14. Waiver of Jury Trial. The Fund, the Investment Adviser and the Agent hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

Section 15. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS PRINCIPLES OF CONFLICTS OF LAW.

Section 16. Counterparts. This Agreement and any Terms Agreement may be executed by any one or more of the parties hereto and thereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument. This Agreement and any Terms Agreement may be delivered by any party by facsimile or other electronic transmission.

Section 17. Severability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Fund a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Agent, the Fund and the Investment Adviser in accordance with its terms.

Very truly yours,

THE CUSHING® ROYALTY & INCOME FUND

By:
Name:
Title:

CUSHING® MLP ASSET MANAGEMENT LP

By:
Name:
Title:

Accepted as of the date hereof:

STIFEL, NICOLAUS & COMPANY, INCORPORATED

By:
Name:
Title:

Signature Page to At-The-Market Equity Offering Sales Agreement

Annex 1

THE CUSHING® ROYALTY & INCOME FUND

Common Shares

($0.001 par value per share)

TERMS AGREEMENT

STIFEL, NICOLAUS & COMPANY, INCORPORATED

One South Street, 15th Floor

Baltimore, MD 21202

Attn: Syndicate Department

Ladies and Gentlemen:

The Cushing® Royalty & Income Fund, a Delaware statutory trust (the “Fund”), proposes, subject to the terms and conditions stated herein and in the At-the-Market Equity Offering Sales Agreement, dated July 26, 2013 (the “Sales Agreement”), between the Fund, Cushing® MLP Asset Management, LP and Stifel, Nicolaus & Company, Incorporated (the “Agent”), to issue and sell to the Agent the securities specified in the Schedule hereto (the “Purchased Securities”) [, and solely for the purpose of covering over-allotments, to grant to the Agent the option to purchase the additional securities specified in the Schedule hereto (the “Additional Securities”)]*.

[The Agent shall have the right to purchase from the Fund all or a portion of the Additional Securities as may be necessary to cover over-allotments made in connection with the offering of the Purchased Securities, at the same purchase price per share to be paid by the Agent to the Fund for the Purchased Securities. This option may be exercised by the Agent at any time (but not more than once) on or before the thirtieth day following the date hereof, by written notice to the Fund. Such notice shall set forth the aggregate number of shares of Additional Securities as to which the option is being exercised, and the date and time when the Additional Securities are to be delivered (such date and time being herein referred to as the “Option Closing Date”); provided, however, that the Option Closing Date shall not be earlier than the Time of Delivery (as set forth in the Schedule hereto) nor earlier than the second business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised. Payment of the purchase price for the Additional Securities shall be made at the Option Closing Date in the same manner and at the same office as the payment for the Purchased Securities.]*

Each of the provisions of the Sales Agreement not specifically related to the solicitation by the Agent, as agent of the Fund, of offers to purchase securities is incorporated herein by reference in its entirety, and shall be deemed to be part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Terms Agreement [and] [,] the Applicable Time [and any Option Closing Date]*, except that each representation and warranty in Section 1 and Section 2 of the Sales Agreement which makes reference to the

Prospectus (as therein defined) shall be deemed to be a representation and warranty as of the date of the Sales Agreement in relation to the Prospectus, and also a representation and warranty as of the date of this Terms Agreement [and] [,] the Settlement Date [and any Option Closing Date]* in relation to the Prospectus as amended and supplemented to relate to the Purchased Securities.

An amendment to the Registration Statement (as defined in the Sales Agreement), or a supplement to the Prospectus, as the case may be, relating to the Purchased Securities [and the Additional Securities]*, in the form heretofore delivered to the Agent is now proposed to be filed with the Securities and Exchange Commission.

Subject to the terms and conditions set forth herein and in the Sales Agreement which are incorporated herein by reference, the Fund agrees to issue and sell to the Agent and the latter agrees to purchase from the Fund the number of shares of the Purchased Securities at the time and place and at the purchase price set forth in the Schedule hereto.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Fund a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Agent and the Fund in accordance with its terms.

Very truly yours,

THE CUSHING® ROYALTY & INCOME FUND

By:
Name:
Title:

Accepted as of the date hereof:

STIFEL, NICOLAUS & COMPANY, INCORPORATED

By:
Name:
Title:

*	Include only if the Agent has an over-allotment option.

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